MoneyGram and Walmart Announce New Three-Year Agreement

All MoneyGram services to continue at more than 4,000 Walmart locations

DALLAS (Feb. 1, 2016) — MoneyGram (NASDAQ: MGI) announced today the extension of their more than 17-year relationship with Walmart. This new three-year agreement, which begins on Feb. 1, continues MoneyGram’s domestic and international money transfer service as well as its bill pay and money order products at Walmart’s more than 4,000 locations in the U.S. and Puerto Rico. Walmart customers can also continue to access MoneyGram services through Walmart.com to send and receive money.

“We are extremely pleased to extend our relationship with Walmart for an additional three years,” said Alex Holmes, MoneyGram CEO. “For nearly two decades now, MoneyGram and Walmart have worked side by side to make money transfers and other financial services affordable and convenient for our customers.”

“Leveraging our size and scale to take on big challenges and create better ways to serve our customers is something we’re always working on. MoneyGram is a great provider in helping us deliver results that matter to our customers, offering innovative products and services that help them better manage their finances for less,” said Kirsty Ward, Walmart Senior Director, U.S. Financial Services.

Walmart and MoneyGram are committed to ongoing innovation in order to meet the evolving needs of the customer. Both companies will continue to make investments in marketing, technology and product development, including the roll-out of a redesigned online experience.

“MoneyGram is committed to fully understanding the expectations of our customers and agents and to enhancing their money transfer experience,” said Holmes. “This is a very dynamic industry and we are constantly looking to offer our customers new and better ways to send and receive money.”

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About MoneyGram International, Inc.

MoneyGram is a global provider of innovative money transfer and payment services and is recognized worldwide as a financial connection to friends and family. Whether online, or through a mobile device, at a kiosk or in a local store, we connect consumers any way that is convenient for them. We also provide bill payment services, issue money orders and process official checks in select markets. More information about MoneyGram International, Inc. is available at moneygram.com.

Media Contact:

Michelle Buckalew

media@moneygram.com

214-979-1418

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as “believes,” “estimates,” “expects,” “projects,” “plans,” “intends,” “continues,” “will,” “should,” “could,” “would,” “may,” “goals,” “anticipates” and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law. These forward-looking statements are based on management’s current expectations, beliefs and assumptions and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, through the introduction by Walmart of a competing “white label” branded money transfer product or otherwise; the impact of our U.S.-to-U.S. pricing strategy; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or regulatory proceedings involving us or our agents, including the outcome of ongoing investigations by several state governments, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, terminations of contracts, other administrative actions or lawsuits and negative publicity; possible uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on our reputation and business; current or proposed regulations addressing consumer privacy and data use and security; our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, that are subject to certain Office of Foreign Assets Control restrictions; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit rating and our ability to maintain sufficient capital; our ability to manage risks associated with our international sales and operations; major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; the ability of us and our agents to maintain adequate banking relationships; a security or privacy breach in systems, networks or databases on which we rely; disruptions to our computer systems and data centers and our ability to effectively operate and adapt our technology; weakened consumer confidence in our business or money transfers generally; continued weakness in economic conditions, in both the U.S. and global markets; a significant change, material slow down or complete disruption of international migration patterns; the financial health of certain European countries, and the impact that those countries may have on the sustainability of the euro; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to retain partners to operate our official check and money order businesses; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; and the risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of MoneyGram’s annual report on Form 10-K for the year ended December 31, 2014 and subsequent Forms 10-Q, as well as any additional risk factors that may be described in MoneyGram’s other filings with the Securities and Exchange Commission from time to time.